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                              AMRESCO CAPITAL TRUST

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT



  AMREIT I, Inc.  (a Delaware corporation)
  AMREIT II, Inc.  (a Nevada corporation)
  AMREIT CMBS I, Inc. (a Delaware corporation)
  ACT Holdings, Inc.  (a Georgia corporation)
  ACT Equities, Inc.  (a Georgia corporation)
  SC/ACT Investors, L.P.  (a Georgia limited partnership)
  SC/ACT Equities, LLC (a Texas limited liability company) Arlington-Riverview Village, L.P. (a Texas limited partnership) Heritage Heights-Grapevine, L.P. (a Texas limited partnership) Flowermound-The Highlands, L.P. (a Texas limited partnership)
  Fort Worth-Sycamore Square, L.P. (a Texas limited partnership) Richardson-Custer Creek Village, L.P. (a Texas limited partnership)




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